Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 30, 2018
FOR IMMEDIATE RELEASE

Washington Trust Reports Fourth Quarter 2017 Earnings
WESTERLY, R.I., January 30, 2018 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced fourth quarter 2017 net income of $8.0 million, or $0.46 per diluted share, compared to net income of $13.0 million, or $0.75 per diluted share, reported for the third quarter of 2017. Net income for the year ended December 31, 2017 totaled $45.9 million, or $2.64 per diluted share, compared to $46.5 million, or $2.70 per diluted share, reported for the prior year.

On December 22, 2017, the Tax Cuts and Jobs Act ("the Tax Act") was signed into law, permanently lowering the corporate federal income tax rate from 35% to 21%, effective January 1, 2018. The enactment of the Tax Act in 2017 required companies to revalue and reassess deferred tax assets and liabilities reflecting the new federal income tax rate. As a result, in the fourth quarter of 2017, Washington Trust's net deferred tax assets were written down by a non-cash charge of $6.2 million, with a corresponding increase to income tax expense. This write-down adjustment reduced fourth quarter and full-year 2017 earnings per diluted share by $0.36.

“Our fourth quarter earnings, excluding the non-cash charge associated with the enactment of the Tax Act, were very solid. We are pleased to report record levels of total loans, total deposits, and wealth management assets under administration,” stated Joseph J. MarcAurele, Washington Trust Chairman and Chief Executive Officer. “Washington Trust’s strong financial foundation, diversified revenue stream, and market footprint positions us for future growth and success in the year ahead.”

Selected highlights for fourth quarter and full-year 2017 include:

•	Full-year 2017 net interest income increased by 8% over the prior year and amounted to $120 million, a record level for Washington Trust.

•	Total loans were $3.4 billion at December 31, 2017, up by 2% in the fourth quarter and up by 4% from a year ago.

•	Deposits totaled $3.2 billion at December 31, 2017, up by 3% in the fourth quarter and up by 6% from a year ago.

•	Wealth management assets grew to a record $6.7 billion at December 31, 2017. Full-year 2017 wealth management revenues amounted to an all-time high of $39.3 million, up by 5% from the prior year.

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Page 2, January 30, 2018

Net Interest Income
Net interest income totaled $30.9 million for the fourth quarter of 2017, up by $830 thousand, or 3%, from the third quarter. The net interest margin was 2.95% for the fourth quarter, up by 2 basis points from the preceding quarter. Significant linked quarter changes included:

•
Average interest-earning assets were up by $79 million, reflecting growth in average loan balances. The yield on interest-earning assets for the fourth quarter was 3.70%, up by 3 basis points from the preceding quarter.

•
Average interest-bearing liabilities increased by $54 million, with growth in average in-market deposits, partially offset by declines in average wholesale funding balances (Federal Home Loan Bank advances and wholesale brokered time deposits). The cost of interest-bearing funds was 0.93%, up by 1 basis point from the preceding quarter.

Noninterest Income
Noninterest income amounted to $16.2 million for the fourth quarter of 2017, down by $1.1 million, or 6%, from the third quarter. Significant linked quarter changes included:

•
Wealth management revenues totaled $9.9 million in the fourth quarter of 2017, compared to $10.0 million in the preceding quarter. Full-year 2017 wealth management revenues amounted to $39.3 million, up by $1.8 million, or 5%, from the prior year, due to growth in asset-based revenues.

Wealth management assets under administration totaled $6.7 billion at December 31, 2017, up by $127 million, or 2%, from the balance at September 30, 2017. Wealth management assets were up by $651 million, or 11%, from the balance at the end of 2016, reflecting financial market appreciation. Managed assets represented 93% of total wealth management assets at December 31, 2017.

•
Mortgage banking revenues totaled $3.1 million in the fourth quarter of 2017, up modestly from the preceding quarter. Residential mortgage loans sold to the secondary market amounted to $145 million in the fourth quarter, compared to $147 million in the preceding quarter.

•
Loan related derivative income totaled $470 thousand in the fourth quarter of 2017, down by $982 thousand, or 68%, from the preceding quarter, due to a lower volume of commercial borrower loan related derivative transactions. Full-year 2017 loan related derivative income amounted to $3.2 million, essentially unchanged from the full-year amount recognized in 2016.

Noninterest Expenses
Noninterest expenses amounted to $25.8 million for the fourth quarter of 2017, down by $1.0 million, or 4%, from the third quarter. The linked quarter decline in noninterest expenses was primarily due to the following:

•
A reduction to noninterest expenses of $333 thousand ($0.02 per diluted share) was recognized in the fourth quarter resulting from a nontaxable downward adjustment in the fair value of a contingent consideration liability that was initially recorded upon the completion of a 2015 acquisition.

•
During the fourth quarter, Washington Trust received $325 thousand (after-tax $205 thousand, or $0.01 per diluted share) in settlement of a claim against another bank related to a previously disclosed dispute. This matter was the subject of a $570 thousand expense charge recognized in the third quarter. The settlement was recorded as a reduction to other

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Page 3, January 30, 2018

noninterest expenses in the fourth quarter.
Excluding the aforementioned items from the third and fourth quarters, noninterest expenses were up by $228 thousand, or 1%, on a linked quarter basis, primarily due to an increase in foreclosed property costs in the fourth quarter.

Income tax expense totaled $13.2 million for the fourth quarter of 2017, reflecting an effective tax rate of 62.3%. As previously mentioned, income tax expense included the $6.2 million write-down associated with the revaluation of the Corporation's net deferred tax assets due to the Tax Act. The revaluation of our net deferred tax assets is subject to further guidance and interpretation of the Tax Act that may be issued. Excluding the non-cash write-down adjustment, the effective tax rate for the fourth quarter of 2017 would have been 33.1%, compared to 32.8% for the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its 2018 effective tax rate to be approximately 21.5%.

Loans
Total loans amounted to $3.4 billion at December 31, 2017, up by $51 million, or 2%, from the end of the preceding quarter. Residential loan portfolio balances increased by $32 million, or 3%, from the balance at September 30, 2017. In late December 2017, $19 million of residential mortgage loans were purchased with a weighted average rate of 3.24%. These purchased loans were individually evaluated to our underwriting standards and are predominantly secured by properties in Massachusetts. The commercial loan portfolio increased by $23 million, or 1%, from the end of the preceding quarter, with growth in commercial and industrial loans and in commercial construction and development loans, partially offset by a decrease in commercial mortgage loans. The consumer loan portfolio was down by $3 million, or 1%, from the end of the third quarter.

For full-year 2017, total loans rose by $140 million, or 4%, including a 9% increase in the residential loan portfolio and a 3% increase in the commercial loan portfolio.

Investment Securities
The investment securities portfolio totaled $793 million at December 31, 2017, up by $66 million, or 9%, from the balance at September 30, 2017. During the quarter, government agency mortgage-backed debt securities and agency debt securities totaling $94 million and with a weighted average yield of 2.68% were purchased. The purchases were partially offset by routine principal pay-downs on mortgage-backed securities and a maturity of a municipal bond. Investment securities represented 18% of total assets at December 31, 2017.

Deposits and Borrowings
Total deposits amounted to $3.2 billion at December 31, 2017, up by $86 million, or 3%, from the end of the preceding quarter. Included in total deposits were wholesale brokered time deposit balances of $398 million, which decreased by $18 million from the balance at September 30, 2017. Excluding wholesale brokered time deposits, in-market deposits increased by $104 million, or 4%, from the end of the preceding quarter, with growth across all deposit categories.

Total deposits were up by $179 million, or 6%, from the balance at the end of 2016. Excluding balances of wholesale brokered time deposits, total in-market deposits were up by $193 million, or 7%, in 2017. The balances of demand deposits and NOW accounts grew by $114 million, or 11%, in 2017.

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Federal Home Loan Bank advances stood at $791 million at December 31, 2017, down by $23 million, or 3%, from the balance at September 30, 2017 and down by $58 million, or 7%, from a year ago.

Asset Quality
Past due loans amounted to $20.1 million, or 0.59% of total loans, at December 31, 2017, compared to $16.4 million, or 0.49% of total loans, at September 30, 2017. The increase in past due loans was primarily due to one well-secured commercial and industrial loan becoming delinquent in the latter portion of the quarter. Total nonaccrual loans amounted to $15.2 million, or 0.45% of total loans, at December 31, 2017, down from $18.5 million, or 0.56% of total loans, at September 30, 2017.
A loan loss provision of $200 thousand was charged to earnings in the fourth quarter of 2017, compared to a loan loss provision of $1.3 million in the preceding quarter. These provisions were based on management's assessment of loss exposure, as well as loan loss allocations commensurate with changes in the loan portfolio. Net charge-offs totaled $1.0 million in the fourth quarter of 2017, compared to $654 thousand in the preceding quarter. The charge-offs recognized in the fourth quarter were largely attributable to two nonaccrual commercial mortgage relationships. The allowance for loan losses was $26.5 million, or 0.79% of total loans, at December 31, 2017, compared to $27.3 million, or 0.82% of total loans, at September 30, 2017.

Capital and Dividends
Total shareholders' equity was $413 million at December 31, 2017, compared to $414 million at September 30, 2017. Book value per share amounted to $23.99 at December 31, 2017, compared to $24.06 at September 30, 2017. The decline in shareholders' equity and book value per share reflects the impact of the $6.2 million net deferred tax asset write-down adjustment recognized in earnings due to the enactment of the Tax Act in December 2017.

Capital levels at December 31, 2017 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.45% at December 31, 2017, compared to 12.53% at September 30, 2017. The reduction in the total risk-based capital ratio in the fourth quarter reflects a charge of $1.9 million related to the net deferred tax asset write-down adjustment, as determined in accordance with the regulatory guidance issued on January 18, 2018.

The Board of Directors declared a quarterly dividend of 39 cents per share for the quarter ended December 31, 2017. The dividend was paid on January 12, 2018 to shareholders of record on January 2, 2018.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Wednesday, January 31, 2018 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-9208. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13675605; the audio replay will be available through February 10, 2018. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through March 31, 2018.

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Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; occurrences of cyberattacks, hacking and identity theft; natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Assets:
Cash and due from banks	$79,853	$128,580	$117,608	$111,941	$106,185
Short-term investments	3,070	2,600	2,324	2,039	1,612
Mortgage loans held for sale	26,943	28,484	32,784	25,414	29,434
Securities:
Available for sale, at fair value	780,954	714,355	749,486	754,720	739,912
Held to maturity, at amortized cost	12,541	13,241	13,942	14,721	15,633
Total securities	793,495	727,596	763,428	769,441	755,545
Federal Home Loan Bank stock, at cost	40,517	42,173	44,640	43,714	43,129
Loans:
Commercial mortgages	1,072,487	1,085,535	1,009,096	1,076,648	1,074,186
Commercial construction & development	138,008	126,257	112,177	123,841	121,371
Commercial & industrial	612,334	588,324	577,116	562,010	576,109
Residential real estate	1,227,248	1,195,537	1,168,105	1,131,210	1,122,748
Consumer	323,994	327,425	333,606	331,151	339,957
Total loans	3,374,071	3,323,078	3,200,100	3,224,860	3,234,371
Less allowance for loan losses	26,488	27,308	26,662	26,446	26,004
Net loans	3,347,583	3,295,770	3,173,438	3,198,414	3,208,367
Premises and equipment, net	28,333	28,591	28,508	28,853	29,020
Investment in bank-owned life insurance	73,267	72,729	72,183	71,642	71,105
Goodwill	63,909	63,909	63,909	64,059	64,059
Identifiable intangible assets, net	9,140	9,388	9,642	9,898	10,175
Other assets	63,740	69,410	67,065	63,348	62,484
Total assets	$4,529,850	$4,469,230	$4,375,529	$4,388,763	$4,381,115
Liabilities:
Deposits:
Demand deposits	$661,138	$621,273	$587,813	$596,974	$585,960
NOW accounts	466,605	448,128	448,617	454,344	427,707
Money market accounts	731,345	716,827	666,047	762,233	730,075
Savings accounts	368,524	367,912	364,002	362,281	358,397
Time deposits	1,015,095	1,002,941	954,710	939,739	961,613
Total deposits	3,242,707	3,157,081	3,021,189	3,115,571	3,063,752
Federal Home Loan Bank advances	791,356	814,045	869,733	798,741	848,930
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	59,822	61,195	55,884	53,985	54,948
Total liabilities	4,116,566	4,055,002	3,969,487	3,990,978	3,990,311
Shareholders’ Equity:
Total shareholders’ equity	413,284	414,228	406,042	397,785	390,804
Total liabilities and shareholders’ equity	$4,529,850	$4,469,230	$4,375,529	$4,388,763	$4,381,115

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)
						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Interest income:
Interest and fees on loans	$33,459	$32,509	$31,642	$30,352	$30,738	$127,962	$119,491
Taxable interest on securities	4,719	4,655	4,844	4,709	3,703	18,927	11,584
Nontaxable interest on securities	24	41	72	112	157	249	982
Dividends on Federal Home Loan Bank stock	481	467	439	387	362	1,774	1,091
Other interest income	217	197	156	104	95	674	322
Total interest and dividend income	38,900	37,869	37,153	35,664	35,055	149,586	133,470
Interest expense:
Deposits	4,136	3,835	3,591	3,502	3,445	15,064	12,504
Federal Home Loan Bank advances	3,708	3,816	3,509	3,344	2,886	14,377	9,992
Junior subordinated debentures	167	159	149	138	135	613	491
Other interest expense	—	—	—	1	1	1	5
Total interest expense	8,011	7,810	7,249	6,985	6,467	30,055	22,992
Net interest income	30,889	30,059	29,904	28,679	28,588	119,531	110,478
Provision for loan losses	200	1,300	700	400	2,900	2,600	5,650
Net interest income after provision for loan losses	30,689	28,759	29,204	28,279	25,688	116,931	104,828
Noninterest income:
Wealth management revenues	9,914	10,013	9,942	9,477	9,291	39,346	37,569
Mortgage banking revenues	3,097	3,036	2,919	2,340	4,541	11,392	13,183
Service charges on deposit accounts	946	942	901	883	945	3,672	3,702
Card interchange fees	904	894	902	802	858	3,502	3,385
Income from bank-owned life insurance	537	546	542	536	549	2,161	2,659
Loan related derivative income	470	1,452	1,144	148	912	3,214	3,243
Other income	342	400	456	324	224	1,522	1,388
Total noninterest income	16,210	17,283	16,806	14,510	17,320	64,809	65,129
Noninterest expense:
Salaries and employee benefits	17,083	17,251	17,358	16,795	16,528	68,487	67,221
Net occupancy	1,859	1,928	1,767	1,967	1,775	7,521	7,151
Equipment	1,198	1,380	1,313	1,467	1,556	5,358	6,208
Outsourced services	1,960	1,793	1,710	1,457	1,311	6,920	5,222
Legal, audit and professional fees	562	534	582	616	597	2,294	2,579
FDIC deposit insurance costs	389	308	469	481	390	1,647	1,878
Advertising and promotion	466	416	362	237	403	1,481	1,458
Amortization of intangibles	248	253	257	277	318	1,035	1,284
Debt prepayment penalties	—	—	—	—	—	—	431
Change in fair value of contingent consideration	(333)	—	—	(310)	—	(643)	(898)
Other expenses	2,322	2,891	2,488	2,299	2,095	10,000	8,569
Total noninterest expense	25,754	26,754	26,306	25,286	24,973	104,100	101,103
Income before income taxes	21,145	19,288	19,704	17,503	18,035	77,640	68,854
Income tax expense	13,163	6,326	6,505	5,721	5,873	31,715	22,373
Net income	$7,982	$12,962	$13,199	$11,782	$12,162	$45,925	$46,481

Net income available to common shareholders:
Basic	$7,958	$12,934	$13,170	$11,755	$12,137	$45,817	$46,384
Diluted	$7,958	$12,934	$13,170	$11,755	$12,137	$45,817	$46,384
Weighted average common shares outstanding:
Basic	17,223	17,212	17,206	17,186	17,142	17,207	17,081
Diluted	17,349	17,318	17,316	17,293	17,245	17,338	17,208
Earnings per common share:
Basic	$0.46	$0.75	$0.77	$0.68	$0.71	$2.66	$2.72
Diluted	$0.46	$0.75	$0.76	$0.68	$0.70	$2.64	$2.70

Cash dividends declared per share	$0.39	$0.39	$0.38	$0.38	$0.37	$1.54	$1.46

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Share and Equity Related Data:
Book value per share	$23.99	$24.06	$23.59	$23.14	$22.76
Tangible book value per share - Non-GAAP (1)	$19.75	$19.81	$19.32	$18.83	$18.44
Market value per share	$53.25	$57.25	$51.55	$49.30	$56.05
Shares issued and outstanding at end of period	17,227	17,214	17,210	17,193	17,171

Capital Ratios:
Tier 1 risk-based capital	11.65% (i)	11.69%	11.92%	11.54%	11.44%
Total risk-based capital	12.45% (i)	12.53%	12.78%	12.38%	12.26%
Tier 1 leverage ratio	8.79% (i)	8.83%	8.78%	8.58%	8.67%
Common equity tier 1	10.99% (i)	11.02%	11.23%	10.86%	10.75%
Equity to assets	9.12%	9.27%	9.28%	9.06%	8.92%
Tangible equity to tangible assets - Non-GAAP (1)	7.63%	7.76%	7.73%	7.51%	7.35%
(i) - estimated

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Performance Ratios:
Net interest margin (FTE)	2.95%	2.93%	2.97%	2.87%	2.89%	2.93%	3.02%
Return on average assets	0.71%	1.18%	1.21%	1.08%	1.14%	1.04%	1.16%
Return on average tangible assets - Non-GAAP (1)	0.73%	1.20%	1.23%	1.10%	1.16%	1.06%	1.19%
Return on average equity	7.65%	12.56%	13.06%	11.87%	12.26%	11.26%	11.96%
Return on average tangible equity - Non-GAAP (1)	9.27%	15.27%	15.98%	14.59%	15.09%	13.73%	14.82%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)
						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	9,686	9,791	9,401	9,247	9,054	38,125	36,139
Transaction-based revenues	228	222	541	230	237	1,221	1,430
Total wealth management revenues	$9,914	$10,013	$9,942	$9,477	$9,291	$39,346	$37,569

Assets Under Administration:
Balance at beginning of period	$6,587,899	$6,403,501	$6,243,301	$6,063,293	$6,056,859	$6,063,293	$5,844,636
Net investment appreciation (depreciation) & income	163,681	270,549	162,924	220,423	(8,506)	817,577	277,848
Net client asset flows	(36,943)	(86,151)	(2,724)	(40,415)	14,940	(166,233)	(59,191)
Balance at end of period	$6,714,637	$6,587,899	$6,403,501	$6,243,301	$6,063,293	$6,714,637	$6,063,293

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$2,987	$2,952	$2,784	$2,268	$4,455	$10,991	$13,137
Residential mortgage servicing fee income, net	110	84	135	72	86	401	46
Total mortgage banking revenues	$3,097	$3,036	$2,919	$2,340	$4,541	$11,392	$13,183

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$75,595	$90,378	$94,794	$57,907	$72,533	$318,674	$264,466
Originations for sale to secondary market (1)	143,834	143,112	144,491	102,441	185,626	533,878	600,800
Total mortgage loan originations	$219,429	$233,490	$239,285	$160,348	$258,159	$852,552	$865,266

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$39,769	$37,823	$29,199	$22,567	$48,545	$129,358	$165,414
Sold with servicing rights released (1)	105,416	109,508	108,245	84,345	151,506	407,514	443,824
Total mortgage loans sold	$145,185	$147,331	$137,444	$106,912	$200,051	$536,872	$609,238

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Commercial:
Mortgages	$1,072,487	$1,085,535	$1,009,096	$1,076,648	$1,074,186
Construction & development	138,008	126,257	112,177	123,841	121,371
Commercial & industrial	612,334	588,324	577,116	562,010	576,109
Total commercial	1,822,829	1,800,116	1,698,389	1,762,499	1,771,666
Residential Real Estate:
Mortgages	1,206,458	1,171,161	1,143,416	1,100,435	1,094,824
Homeowner construction	20,790	24,376	24,689	30,775	27,924
Total residential real estate	1,227,248	1,195,537	1,168,105	1,131,210	1,122,748
Consumer:
Home equity lines	258,114	259,880	263,934	258,695	264,200
Home equity loans	34,353	34,777	35,173	36,050	37,272
Other	31,527	32,768	34,499	36,406	38,485
Total consumer	323,994	327,425	333,606	331,151	339,957
Total loans	$3,374,071	$3,323,078	$3,200,100	$3,224,860	$3,234,371

	December 31, 2017		December 31, 2016
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,131,077	93.5%	$1,105,539	92.5%
New York, New Jersey, Pennsylvania	66,857	5.5%	77,038	6.4%
New Hampshire	12,561	1.0%	12,980	1.1%
Total commercial real estate loans (1)	$1,210,495	100.0%	$1,195,557	100.0%

Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,210,895	98.6%	$1,106,366	98.6%
New Hampshire, Vermont, Maine	12,061	1.0%	11,445	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	2,168	0.2%	2,648	0.2%
Ohio	862	0.1%	997	0.1%
Other	1,262	0.1%	1,292	0.1%
Total residential mortgages	$1,227,248	100.0%	$1,122,748	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Deposits:
Non-interest bearing demand deposits	$578,410	$575,866	$533,147	$534,792	$521,165
Interest-bearing demand deposits	82,728	45,407	54,666	62,182	64,795
NOW accounts	466,605	448,128	448,617	454,344	427,707
Money market accounts	731,345	716,827	666,047	762,233	730,075
Savings accounts	368,524	367,912	364,002	362,281	358,397
Time deposits (in-market)	617,368	587,166	553,783	557,312	549,376
Wholesale brokered time deposits	397,727	415,775	400,927	382,427	412,237
Total deposits	$3,242,707	$3,157,081	$3,021,189	$3,115,571	$3,063,752

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Asset Quality Ratios:
Nonperforming assets to total assets	0.34%	0.44%	0.49%	0.54%	0.53%
Nonaccrual loans to total loans	0.45%	0.56%	0.63%	0.69%	0.68%
Total past due loans to total loans	0.59%	0.49%	0.66%	0.65%	0.76%
Allowance for loan losses to nonaccrual loans	174.14%	147.52%	132.00%	119.52%	117.89%
Allowance for loan losses to total loans	0.79%	0.82%	0.83%	0.82%	0.80%

Nonperforming Assets:
Commercial mortgages	$4,954	$5,887	$6,422	$7,809	$7,811
Commercial & industrial	283	429	1,232	1,129	1,337
Residential real estate mortgages	9,414	11,699	11,815	12,253	11,736
Consumer	560	496	729	936	1,174
Total nonaccrual loans	15,211	18,511	20,198	22,127	22,058
Other real estate owned	131	1,038	1,342	1,410	1,075
Total nonperforming assets	$15,342	$19,549	$21,540	$23,537	$23,133

Past Due Loans (30 days or more past due):
Commercial mortgages	$4,960	$5,887	$6,422	$7,806	$8,708
Commercial & industrial	4,076	455	4,009	1,046	1,154
Residential real estate mortgages	7,855	7,802	8,857	10,533	12,226
Consumer loans	3,184	2,303	1,832	1,547	2,334
Total past due loans	$20,075	$16,447	$21,120	$20,932	$24,422

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$11,788	$13,216	$14,490	$18,081	$18,602

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Nonaccrual Loan Activity:
Balance at beginning of period	$18,511	$20,198	$22,127	$22,058	$23,950	$22,058	$21,047
Additions to nonaccrual status	462	1,969	1,946	2,138	2,105	6,515	15,278
Loans returned to accruing status	(1,316)	(1,411)	(778)	(547)	(718)	(4,052)	(1,516)
Loans charged-off	(1,047)	(694)	(642)	(79)	(2,622)	(2,462)	(7,012)
Loans transferred to other real estate owned	—	—	(98)	(478)	(30)	(576)	(1,075)
Payments, payoffs and other changes	(1,399)	(1,551)	(2,357)	(965)	(627)	(6,272)	(4,664)
Balance at end of period	$15,211	$18,511	$20,198	$22,127	$22,058	$15,211	$22,058

Allowance for Loan Losses:
Balance at beginning of period	$27,308	$26,662	$26,446	$26,004	$25,649	$26,004	$27,069
Provision charged to earnings	200	1,300	700	400	2,900	2,600	5,650
Charge-offs	(1,047)	(694)	(642)	(79)	(2,622)	(2,462)	(7,012)
Recoveries	27	40	158	121	77	346	297
Balance at end of period	$26,488	$27,308	$26,662	$26,446	$26,004	$26,488	$26,004

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$932	$535	$318	$—	$2,510	$1,785	$5,760
Commercial & industrial	43	114	115	(105)	(20)	167	603
Residential real estate mortgages	32	(1)	8	(4)	6	35	189
Consumer	13	6	43	67	49	129	163
Total	$1,020	$654	$484	($42)	$2,545	$2,116	$6,715

Net charge-offs to average loans (annualized)	0.12%	0.08%	0.06%	(0.01%)	0.31%	0.06%	0.21%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (FTE) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans.

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Three Months Ended	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,076,786	$10,356	3.82	$1,027,517	$9,909	3.83	$1,086,772	$9,520	3.48
Construction & development	142,584	1,487	4.14	133,190	1,326	3.95	110,342	927	3.34
Commercial & industrial	598,790	6,897	4.57	590,915	6,684	4.49	575,983	6,927	4.78
Total commercial loans	1,818,160	$18,740	4.09	1,751,622	$17,919	4.06	1,773,097	$17,374	3.90
Residential real estate loans, including loans held for sale	1,226,369	11,727	3.79	1,210,686	11,541	3.78	1,140,492	10,652	3.72
Consumer loans	326,445	3,556	4.32	329,689	3,604	4.34	341,528	3,284	3.83
Total loans	3,370,974	34,023	4.00	3,291,997	33,064	3.98	3,255,117	31,310	3.83
Cash, federal funds sold and short-term investments	62,040	217	1.39	61,390	197	1.27	77,092	95	0.49
FHLBB stock	41,003	481	4.65	44,057	467	4.21	39,212	362	3.67
Taxable debt securities	756,322	4,719	2.48	751,735	4,655	2.46	636,277	3,703	2.32
Nontaxable debt securities	2,625	38	5.74	4,287	65	6.02	16,003	244	6.07
Total securities	758,947	4,757	2.49	756,022	4,720	2.48	652,280	3,947	2.41
Total interest-earning assets	4,232,964	39,478	3.70	4,153,466	38,448	3.67	4,023,701	35,714	3.53
Noninterest-earning assets	240,376			248,070			249,182
Total assets	$4,473,340			$4,401,536			$4,272,883
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$64,344	$25	0.15	$46,352	$30	0.26	$46,668	$16	0.14
NOW accounts	448,677	42	0.04	442,166	68	0.06	408,788	51	0.05
Money market accounts	743,966	807	0.43	680,755	642	0.37	761,582	574	0.30
Savings accounts	371,236	63	0.07	366,177	56	0.06	356,837	51	0.06
Time deposits (in-market)	606,732	1,765	1.15	565,402	1,566	1.10	552,474	1,419	1.02
Wholesale brokered time deposits	376,709	1,434	1.51	404,953	1,473	1.44	382,798	1,334	1.39
FHLBB advances	785,169	3,708	1.87	837,300	3,816	1.81	732,269	2,886	1.57
Junior subordinated debentures	22,681	167	2.92	22,681	159	2.78	22,681	135	2.37
Other	—	—	—	1	—	—	40	1	9.95
Total interest-bearing liabilities	3,419,514	8,011	0.93	3,365,787	7,810	0.92	3,264,137	6,467	0.79
Demand deposits	582,714			567,737			548,595
Other liabilities	53,544			55,150			63,410
Shareholders' equity	417,568			412,862			396,741
Total liabilities and shareholders' equity	$4,473,340			$4,401,536			$4,272,883
Net interest income (FTE)		$31,467			$30,638			$29,247
Interest rate spread			2.77			2.75			2.74
Net interest margin			2.95			2.93			2.89

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
Commercial loans	$564	$555	$572
Nontaxable debt securities	14	24	87
Total	$578	$579	$659

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Twelve Months Ended	December 31, 2017			December 31, 2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,055,127	$39,529	3.75	$1,030,289	$36,089	3.50
Construction & development	132,504	5,137	3.88	110,770	3,732	3.37
Commercial & industrial	584,647	26,347	4.51	584,307	27,398	4.69
Total commercial loans	1,772,278	71,013	4.01	1,725,366	67,219	3.90
Residential real estate loans, including loans held for sale	1,188,369	45,224	3.81	1,069,402	41,173	3.85
Consumer loans	330,783	13,947	4.22	342,431	13,328	3.89
Total loans	3,291,430	130,184	3.96	3,137,199	121,720	3.88
Cash, federal funds sold and short-term investments	60,033	674	1.12	75,997	322	0.42
FHLBB stock	43,256	1,774	4.10	33,643	1,091	3.24
Taxable debt securities	759,304	18,927	2.49	472,892	11,584	2.45
Nontaxable debt securities	6,347	384	6.05	24,939	1,520	6.09
Total securities	765,651	19,311	2.52	497,831	13,104	2.63
Total interest-earning assets	4,160,370	151,943	3.65	3,744,670	136,237	3.64
Noninterest-earning assets	238,636			249,808
Total assets	$4,399,006			$3,994,478
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$55,534	$62	0.11	$45,038	$49	0.11
NOW accounts	437,277	218	0.05	400,209	212	0.05
Money market accounts	722,590	2,688	0.37	741,925	2,035	0.27
Savings accounts	364,255	221	0.06	343,943	200	0.06
Time deposits (in-market)	571,733	6,208	1.09	546,460	5,486	1.00
Wholesale brokered time deposits	392,894	5,667	1.44	323,390	4,522	1.40
FHLBB advances	817,784	14,377	1.76	616,404	9,992	1.62
Junior subordinated debentures	22,681	613	2.70	22,681	491	2.16
Other	10	1	10.00	60	5	8.33
Total interest-bearing liabilities	3,384,758	30,055	0.89	3,040,110	22,992	0.76
Demand deposits	555,548			503,806
Other liabilities	50,684			62,021
Shareholders' equity	408,016			388,541
Total liabilities and shareholders' equity	$4,399,006			$3,994,478
Net interest income (FTE)		$121,888			$113,245
Interest rate spread			2.76			2.88
Net interest margin			2.93			3.02

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2017	Dec 31, 2016
Commercial loans	$2,222	$2,229
Nontaxable debt securities	135	538
Total	$2,357	$2,767

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Tangible Book Value per Share:
Total shareholders' equity, as reported	$413,284	$414,228	$406,042	$397,785	$390,804
Less:
Goodwill	63,909	63,909	63,909	64,059	64,059
Identifiable intangible assets, net	9,140	9,388	9,642	9,898	10,175
Total tangible shareholders' equity	$340,235	$340,931	$332,491	$323,828	$316,570

Shares outstanding, as reported	17,227	17,214	17,210	17,193	17,171

Book value per share - GAAP	$23.99	$24.06	$23.59	$23.14	$22.76
Tangible book value per share - Non-GAAP	$19.75	$19.81	$19.32	$18.83	$18.44

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$340,235	$340,931	$332,491	$323,828	$316,570

Total assets, as reported	$4,529,850	$4,469,230	$4,375,529	$4,388,763	$4,381,115
Less:
Goodwill	63,909	63,909	63,909	64,059	64,059
Identifiable intangible assets, net	9,140	9,388	9,642	9,898	10,175
Total tangible assets	$4,456,801	$4,395,933	$4,301,978	$4,314,806	$4,306,881

Equity to assets - GAAP	9.12%	9.27%	9.28%	9.06%	8.92%
Tangible equity to tangible assets - Non-GAAP	7.63%	7.76%	7.73%	7.51%	7.35%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Return on Average Tangible Assets:
Net income, as reported	$7,982	$12,962	$13,199	$11,782	$12,162	$45,925	$46,481

Total average assets, as reported	$4,473,340	$4,401,536	$4,354,464	$4,365,471	$4,272,883	$4,399,006	$3,994,478
Less average balances of:
Goodwill	63,909	63,909	64,058	64,059	64,059	63,983	64,059
Identifiable intangible assets, net	9,261	9,511	9,767	10,027	10,330	9,639	10,810
Total average tangible assets	$4,400,170	$4,328,116	$4,280,639	$4,291,385	$4,198,494	$4,325,384	$3,919,609

Return on average assets - GAAP	0.71%	1.18%	1.21%	1.08%	1.14%	1.04%	1.16%
Return on average tangible assets - Non-GAAP	0.73%	1.20%	1.23%	1.10%	1.16%	1.06%	1.19%

Return on Average Tangible Equity:
Net income, as reported	$7,982	$12,962	$13,199	$11,782	$12,162	$45,925	$46,481

Total average equity, as reported	$417,568	$412,862	$404,238	$397,117	$396,741	$408,016	$388,541
Less average balances of:
Goodwill	63,909	63,909	64,058	64,059	64,059	63,983	64,059
Identifiable intangible assets, net	9,261	9,511	9,767	10,027	10,330	9,639	10,810
Total average tangible equity	$344,398	$339,442	$330,413	$323,031	$322,352	$334,394	$313,672

Return on average equity - GAAP	7.65%	12.56%	13.06%	11.87%	12.26%	11.26%	11.96%
Return on average tangible equity - Non-GAAP	9.27%	15.27%	15.98%	14.59%	15.09%	13.73%	14.82%